EXHIBIT 10.7

July 1, 2004



Alexander V. Lagerborg
President
Across America Real Estate Development
1440 Blake Street, Unit 310
Denver, CO 80202

         Re: Letter of intent to develop express car washes

Dear Mr. Lagerborg:

     This letter sets forth certain terms under which Carwash Management and Development, Inc. ("CMD") is willing to work with Across America Real Estate Development, Corp. ("AARD") to develop express car washes in North America. This is not a binding agreement, and no such agreement shall exist (nor either party be legally bound) unless and until a mutually acceptable contract is signed. The terms are as follows:

1. CMD would give AARD the first right of refusal to build and fund 72 build to suit express car washes in the next three years at an average cost of approximately $1,850,000 per facility;

2. CMD would pay rental/lease payments for the developed facilities based upon the 10 year government interest rate at the time of first occupancy plus between 675 and 750 basis points ("Lease Rate");

3. The rental/lease payments would be premised upon 15 year triple net leases, each with three five year extensions;

4. The Lease Rate would increase every five years by the cumulative change in the Consumer Price Index for the prior five-year period;

5. AARD would agree to fund or secure funding for the development of a minimum of 72 build to suit express car washes over the next three years;

6. AARD would agree to fund or secure funding for the land, site improvements, facility, equipment and construction interest expense, in addition to agreed upon soft costs and expenses; and

7. AARD would not require personal guarantees from CMD principals on any form of funding provided to CMD.



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     If the foregoing is acceptable to AARD,  please  confirm by executing  both enclosed copies of this letter not later than July 2, 2004, and returning on copy to the undersigned. This letter shall not be deemed to constitute an offer and its terms will not be binding on either CMD or AARD unless and until incorporated into a mutually acceptable agreement executed by CMD and AARD. Acceptance of this Letter of Intent shall constitute AARD's agreement to cooperate with CMD and to use its best efforts in good faith to negotiate, draft and sign the contract referred to above.

     Should you have any questions as you review this letter, please don't hesitate to contact me.


                                              Sincerely,


                                              /signed/ Daniel Roberts
                                              ----------------------------------
                                              Daniel Roberts
                                              President
                                              Carwash Management and Development



Accepted on July 2, 2004 by:


/signed/ Alexander V. Lagerborg
-------------------------------
Alexander V. Lagerborg
President
Across America Real Estate Development